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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement No. 333-161948 on Form S-3 of our reports dated February 25, 2011 relating to the consolidated financial statements and financial statement schedule of VIVUS, Inc. and the effectiveness of internal control over financial reporting of VIVUS, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

OUM & Co. LLP
San Francisco, California
February 28, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM